Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of January 11, 2010, by and among China Green Material Technologies, Inc., a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder (“Regulation D”), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement; and

WHEREAS, Gar Wood Securities LLC is acting as the placement agent for the Company (the “Placement Agent”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE 1
DEFINITIONS

    1.1    Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

       “Accredited Investor” means an “accredited investor” as defined in Rule 501(a) of Regulation D.

       “Action” shall have the meaning ascribed to such term in Section 3.1(j).

       “Affiliate” means a Person that, directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

       “Aggregate Purchase Price” shall have the meaning ascribed to such term in Section 2.1.

       “Agreement” shall have the meaning ascribed to such term in the preamble.

       “ARC China” means ARC China, Inc., a Shanghai corporation, a consultant to the Purchasers.

       “Board of Directors” means the board of directors of the Company.

        “Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

       “Closing” shall have the meaning ascribed to such term in Section 2.1.

       “Closing Date” means the date on which the Closing occurs.

       “Commission” means the United States Securities and Exchange Commission.

       “Common Stock” shall have the meaning ascribed to such term in Section 2.1.

       “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive Common Stock.

       “Company” shall have the meaning set forth in the preamble.

       “Company Counsel” means Troutman Sanders LLP, with an office located in the Chrysler Building at 405 Lexington Avenue, New York, New York 10174-0700.

       “Control” (including the terms “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

       “CPP” shall have the meaning ascribed to such term in Section 3.1(ii).

       “CPP Agreement” shall have the meaning ascribed to such term in Section 3.1(ii).

       “Disclosure Schedules” shall mean the schedules attached hereto, including the schedules as described in Sections 3.1 and 3.2.

       “Effective Date” means the date that the Registration Statement filed by the Company pursuant to Section 4.18 is first declared effective by the Commission.

       “ERISA” shall have the meaning ascribed to such term in Section 3.1(hh).

       “Escrow Account” means the escrow account maintained by the Escrow Agent for the deposit of the Purchase Price and for the retention of the IR Cash and IR Warrants.

       “Escrow Agent” means Corporate Stock Transfer, Inc.

       “Escrow Agreement” means the escrow agreement in the form attached hereto as Exhibit A, by and among the Company, the Escrow Agent, the Placement Agent, and United Western Bank, as the escrow bank.

       “Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(q).

       “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

       “Filing Date” shall have the meaning ascribed to such term in Section 4.18(a)(i).

       “GAAP” means the United States generally accepted accounting principles applied on a consistent basis during the periods involved.

       “Indebtedness” shall have the meaning ascribed to such term in Section 3.1(z).

       “Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

       “IR Cash” shall have the meaning ascribed to such term in Section 2.2.

       “IR Warrants” shall have the meaning ascribed to such term in Section 2.2.

       “Knowledge of the Company” means the actual knowledge, after reasonable investigation of the executive officers of the Company.

       “Liens” means any mortgage, lien, pledge, charge, restriction, security interest, encumbrance, right of first refusal, preemptive right, option, lease, sublease or other restriction or encumbrance except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of its property or assets.

       “Liquidated Damages” shall have the meaning ascribed to such term in Section 4.18(a)(v).

       “Material Adverse Effect” means any effect which, individually or in the aggregate with all other effects, would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), operations, assets or prospects of the Company and the Subsidiaries, taken as a whole, or would affect the legality, validity or enforceability of any Transaction Document, or would impair the Company’s ability to perform, in any material respect and on a timely basis, the Company’s obligations under any Transaction Document, other than those resulting from (a) general economic conditions affecting the industry in which the business of the Company is carried is carried on or any outbreak of hostility, terrorist activities or war, (b) the announcement, pendency or consummation of the transactions contemplated by or required by this Agreement, or (c) any changes in general economic, political or regulatory conditions in the industry in which this Company operates.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” shall have the meaning ascribed to such term in the Recitals.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” means, as to each Purchaser, the aggregate amount to be paid for the Common Stock purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Purchase Price,” in United States dollars and in immediately available funds.

“Purchaser” shall have the meaning set forth in the preamble.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.9.

“Registrable Securities” shall have the meaning ascribed to such term in Section 4.18(a)(i).

“Registration Statement” means a registration statement meeting the requirements set forth in Section 4.18 and covering the resale of the Securities by each Purchaser as provided for in Section 4.18.

“Regulation D” shall have the meaning ascribed to such term in the Recitals.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Effective Date” shall have the meaning ascribed to such term in Section 4.18(a)(i).

“Required Filing Date” shall have the meaning ascribed to such term in Section 4.18(a)(i).

“Required Holders” means the Purchasers holding a majority of the Securities then outstanding.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415 Amount” shall have the meaning ascribed to such term in Section 4.18(a)(i).

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” shall have the meaning ascribed to such term in Section 2.1.

“Securities Act” shall have the meaning ascribed to such term in the Recitals.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading provided, that in the event that the Common Stock is not listed or quoted on the a Trading Market, then Trading Day shall mean Business Day.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Amex Equities, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the Escrow Agreement, the agreement with the Placement Agent, all schedules and exhibits thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Securities Transfer Corporation, the current transfer agent of the Company, with a mailing address of 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034 and a facsimile number of (469) 633-0088, and any successor transfer agent of the Company.

ARTICLE 2
PURCHASE AND SALE

2.1  Closing. Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers agree, severally and not jointly, to purchase the number of shares of common stock, par value 0.001 per share, of the Company (the “Common  Stock”) set forth opposite each Purchaser’s name on the Purchaser signature page attached hereto at a price of $0.90 per share, for up to an aggregate of 5,300,000 shares of Common Stock with an aggregate Purchase Price of up to $4,770,000 (the “Aggregate Purchase Price”). The shares of Common Stock being offered and sold pursuant to this Agreement are sometimes referred to as the “Securities”. Subject to the satisfaction or waiver of the conditions and deliverables set forth in Sections 2.3 and 2.4, the closing shall take place within five business days upon the signing of this Agreement, or this Agreement will automatically expire unless agreed otherwise by both the Company and ARC China, as the consultant to the Purchasers (the “Closing”). At or before the Closing, each Purchaser shall deliver to the Escrow Agent via wire transfer or a certified check of immediately available funds equal to their Purchase Price and the Company, upon receipt of the closing deliverables set forth on Section 2.3(b), shall deliver to each Purchaser the items set forth in Section 2.3(a) issuable at the Closing.  The Closing shall occur remotely via the exchange of documents and signature pages at 9:00 a.m. eastern standard time on the Closing Date or at such time and location occur as is mutually agreeable to the Company, ARC China, and the Placement Agent.  At the Closing, both the Company and the Placement Agent shall deliver to the Escrow Agent a duly executed escrow release certificate in the form attached as Schedule I to the Escrow Agreement (the “Escrow Release Notice”) that the Closing has occurred.  The Escrow Agent will disburse to the Company that amount of funds equal to the Aggregate Purchase Price (net of the IR Cash (as defined below) and Closing costs, fees and expenses) as set forth in the Escrow Release Notice.

2.2  Investor Relations Escrow. The Company acknowledges and agrees that (i) $100,000 of the Aggregate Purchase Price (the “IR Cash”) will remain in the Escrow Account and will not be disbursed to the Company at the Closing, and (ii) the Company will deposit with the Escrow Agent one-year warrants to purchase 700,000 shares of Common Stock at a price of $0.90 per share with cashless exercise rights as contemplated by a Share Purchase Binding Letter of Intent dated as of July 27, 2009 and exercisable for a period of one year from the date that such warrants are issued to Company-approved investor relations firms (the “IR Warrants”), both for dissemination on or before September 30, 2010 (the "IR Period") to Company-approved investor relations firms, as determined from time-to-time by ARC China in its sole discretion; provided, however, that any IR Cash not used to compensate investor relations firms on or before the expiration of the IR Period shall be released to the Company and any IR Warrants not issued on or before the expiration of the IR Period shall be cancelled.

2.3   Deliveries.

(a)  At the Closing, the Company shall deliver or cause the following to be delivered:

(i)  to each Purchaser, this Agreement duly executed by the Company;

(ii)  to each Purchaser, a copy of legal opinion of Company Counsel addressed to the Purchasers, in substantially the form of Exhibit B attached hereto;

(iii)  to each Purchaser, a certificate evidencing a number of shares of Common Stock purchased by such Purchaser set forth on such Purchaser’s signature page attached hereto;

(iv)  to each Purchaser, an officer’s certificate from a duly authorized executive officer, dated as of the Closing Date, certifying and setting forth (A) the names, signatures and positions of the Persons authorized to execute this Agreement and any other Transaction Documents to which the Company is a party, (B) a copy of the resolutions of the Company authorizing the execution, delivery and performance of this Agreement, and (C) certifying that the representations and warranties of the Company are true and correct in all material respects as of the Closing Date;

(v)  to the Escrow Agent, the IR Warrants; and

(vi)  such other duly executed documents and certificates as may be required to be delivered by the Company pursuant to the terms of this Agreement or as may be reasonably requested by the Purchasers prior to the Closing.

(b)  At the Closing, each Purchaser shall deliver or cause the following to be delivered:

(i)  to the Company, this Agreement duly executed by such Purchaser;

(ii)  to the Escrow Agent, such Purchaser’s Purchase Price by wire transfer or a certified check of immediately available funds pursuant to the instructions set forth on Exhibit C attached hereto; and

(iii)  such other duly executed documents and certificates as may be required to be delivered by a Purchaser pursuant to the terms of this Agreement or as may be reasonably requested by the Company prior to the Closing.

2.4  Closing Conditions.

(a)  The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)  the accuracy in all material respects when made and on the Closing Date of the representations and warranties (except for representations and warranties that speak as of a specific date, which shall be accurate in all material respects as of such specified date) of the Purchasers contained herein;

(ii)  no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(iii)  all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed in all material respects; and

(iv)  the delivery by each Purchaser of the items set forth in Section 2.3(b) of this Agreement.

(b)  The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)        the accuracy in all material respects when made and on the Closing Date of the representations and warranties (except for representations and warranties that speak as of a specific date, which shall be accurate in all material respects as of such specified date) of the Company contained herein;

(ii)  all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii)  the delivery by the Company of the items set forth in Section 2.3(a) of this Agreement;

(iv)  no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(v)  there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(vi)  from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing).

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to each Purchaser as follows:

(a)  Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)  Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and, at the time of Closing will be, in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect, and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. In case at the time of the Closing, the Company is not in good standing under the laws of the jurisdiction of its incorporation or organization as a result of its failure to file its annual report with the State of Nevada, the Company shall use its best efforts to be in good standing as soon as possible.

(c)  Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)  No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the other transactions to which it is a party and as contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)  Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.5, (ii) the filing with the Commission of the Registration Statement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale and listing of the Securities for trading thereon in the time and manner required thereby, and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”); in each case, at or prior to the Closing.

(f)  Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

(g)  Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, extraordinary voting right, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and the issuance of the IR Warrants, and except for those disclosed in the Disclosure Schedules to this Agreement and reported in the Company’s existing public filings, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock or Common Stock Equivalents, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except as a result of the purchase and sale of the Securities and the issuance of the IR Warrants, the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s stockholders.

(h)  SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Except as set forth in the Company’s annual reports filed with the Commission on Form 10-K, there have been no violations of the reporting requirements of Section 16(a) of the Exchange Act by the Company’s Control persons and insiders. As of their respective filing dates, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments.

(i)  Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof or on Schedule 3.1(i) attached hereto: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(j)  Litigation. There is no Proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which could have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof (in such his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer (in such his or her capacity as such) of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)  Labor Relations. No labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

(l)  Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)  Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as set forth in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)  Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective business and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonable be expected to result in a Material Adverse Effect.

(o)  Patents and Trademarks.

(i)  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the Knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)  All licensing fees incurred by the Company and its Subsidiaries for the use of Intellectual Property Rights owned by third parties, including the fee payable to Mr. Ji Guoliang for the use of his Intellectual Property Rights, have been paid in full or will be paid when such fees become due and owing.

(iii)  The application fee for patent application #2008 101709359 has been duly paid by the Company, and such patent application is presently under review by the State Intellectual Property Office of PRC.

(p)  Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the Knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(q)  Internal Accounting Controls. The Company is in compliance with all provisions of the Sarbanes Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i)  transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently ended fiscal quarter (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report on Form 10-Q under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no material or significant changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(r)  Certain Fees. Except as set forth on Schedule 3.1(r), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commission owed by a Purchaser pursuant to an agreement by such Purchaser for fees and commissions owed by such Purchaser) made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(r) that may be due in connection with the transactions contemplated by the Transaction Documents.

(s)  Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(t)  Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(u)   Registration Rights.  As of the date of this Agreement and the date of the Closing, other than the registration rights set forth herein of the Purchasers and the Persons set forth on Schedule 3.1(u), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(v)  Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to the Knowledge of the Company is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the twelve months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(w)  Takeover Protection. The Company has not adopted any anti-takeover provision for control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of incorporation or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(x)  Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosures furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(y)  No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated. To the Knowledge of the Company, all prior sales of the Company’s securities have complied with all state “blue sky” laws and there are no rescission rights against the Company.

(z)  Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, before giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  Schedule 3.1(z) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(aa)  Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and to the Knowledge of the Company, the Company has no tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(bb)  No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other Accredited Investors.

(cc)  Foreign Corrupt Practices. Neither the Company, nor to the Knowledge of the Company, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(dd)  No Disagreements with Accountants and Lawyers. There are no disagreements of any kind, including, but not limited to, any disagreements regarding fees owed for services rendered, presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents and the Company is current with respect to any fees owed to its accountants and lawyers.

(ee)  Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ff)  Regulation M Compliance. The Company has not, and to the Knowledge of the Company no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(gg)  Obligations of Management. Each officer and key employee of the Company and its Subsidiaries is currently devoting substantially all of his or her business time to the conduct of business of the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries is aware that any officer or key employee of the Company or any Subsidiary is planning to work less than full time at the Company or any Subsidiary, as applicable, in the future. No officer or key employee is currently working or, to the Knowledge of the Company, plans to work for a competitive enterprise, whether or not such officer of key employee is or will be compensated by such enterprise.

(hh)  Employee Benefits. Except as set forth on Schedule 3.1(hh), neither the Company nor any Subsidiary has (nor for the two years preceding the date hereof has had) any plans which are subject to ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974 or any successor law and the regulations and rules issued pursuant to that act or any successor law.

(ii)         Exclusivity. Except as set forth on Schedule 3.1(ii) and the CPP Agreement, the Company is not a party to any exclusivity agreement or arrangement, written, oral or otherwise memorialized, and the Company is not in violation of any such exclusivity agreement or arrangement, including the CPP Agreement and those set forth on Schedule 3.1(ii), if any.  The Company acknowledges that it is a party to the Sales and Marketing Agreement dated as of July 29, 2009 by and between the Company and China Pacific Partners LLC, doing business as Huayang Business Consulting Co., Ltd. (“CPP”), pursuant to which the Company granted CPP exclusive sales and marketing rights in North America and non-exclusive sales rights in other areas of the world (the “CPP Agreement”). The Company hereby represents and warrants that the terms and provisions set forth in the CPP Agreement have not and do not violate the terms of any other sales and marketing, exclusivity, or other agreement, written or otherwise, to which the Company has been or is a party, and any such sales and marketing, exclusivity, or other agreement, written or otherwise, have not and do not violate the terms of the CPP Agreement.

(jj)           Shareholder Rights Plan.  The Company has not adopted any plan or arrangement under which the Company or any other Person can claim that any Purchaser is an “acquiring person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

3.2  Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)  Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, if applicable, with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents to which it is a party and performance by such Purchaser of the transactions contemplated by the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the legal, valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)  No Conflicts. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which such Purchaser is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser’s charter documents, bylaws, operating agreement, partnership agreement or other organizational documents, if applicable, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or any other Transaction Document to which such Purchaser is a party or to purchase the Securities in accordance with the terms hereof, provided, that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(c)  Investment Representation. Such Purchaser is purchasing the Securities for its own account for investment and not for the benefit of any other person and not with a view to distribute or sell in violation of the Securities Act or any state securities laws or rules and regulations promulgated thereunder. Such Purchaser has been advised and understands that the Securities have not been registered under the Securities Act or under applicable state securities laws and that the Securities are being offered and sold to a limited number of Accredited Investors in transactions not requiring registration under the Securities Act or applicable state securities laws; accordingly, the Securities are “restricted securities” within the meaning of Rule 144 and, except as otherwise provided herein, may not be offered, sold or otherwise transferred without prior registration under the Securities Act and applicable state securities laws, unless an exemption from such registration requirements is available, and it agrees that if it decides to offer, sell or otherwise transfer any of the Securities absent such registration, it will not offer, sell or otherwise transfer any of the Securities, directly or indirectly except (i) pursuant to an effective registration statement under the Securities Act or (ii) in a transaction that is exempt from registration under the Securities Act and any applicable state securities laws; and in the case of subparagraph (ii), it has furnished to the Company an opinion of counsel of recognized standing reasonably satisfactory to the Company to such effect.

(d)  Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, an Accredited Investor and has initialed the category of accredited investor applicable to the Purchaser on the Purchaser signature page attached hereto. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act, and is not affiliated with any broker-dealer registered under Section 15 of the Exchange Act.

(e)  Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives (who satisfy all of the affiliation, financial experience, acknowledgment and disclosure conditions set forth under Rule 501(h) of Regulation D), has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Each Purchaser acknowledges and agrees that it has read and understands the Risk Factors set forth in the Company's existing Form 10-K filed with the Commission on March 31, 2009.

(f)  Suitability of Investment.  Such Purchaser has carefully considered and has, to the extent such Purchaser believed such discussion necessary, discussed with its professional legal, tax and financial advisers the suitability of an investment in the Company for such Purchaser’s particular tax and financial situation and has determined that the Securities will be a suitable investment for such Purchaser.

(g)  Liquidity of Each Purchaser.  Such Purchaser has no need for liquidity with respect to such Purchaser’s investment in the Securities to satisfy any existing or contemplated need, undertaking or indebtedness.  Such Purchaser is able to bear the economic risk of such Purchaser’s investment in the Company and purchase of the Securities for an indefinite period, including the risk of losing all of its investment.

(h)  General Solicitation. Such Purchaser is not purchasing the Securities as a result of any “general solicitation” or “general advertising” as those terms are used in Regulation D, including but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or the Internet or broadcast over television, radio or the Internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(i)  Company Information. The Company has made available to such Purchaser all documents and information relating to an investment in the Company as each Purchaser has requested, and such Purchaser has had the opportunity to ask questions of, and receive answers from, the Company relating to its purchase of the Securities.

(j)      No Government Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits thereof.

(k)  Reliance by the Company. Such Purchaser has conducted its own due diligence in making a decision to purchase the Securities.  In evaluating the suitability of an investment in the Company, such Purchaser has not relied upon any representations or other information (whether oral or written) from the Company or any other person or entity acting as an agent for the Company in connection with the Offering other than the representations of the Company provided in Section 3.1 or disclosed in the Company's SEC Reports.  With respect to tax and other economic considerations involved in this investment, such Purchaser has not relied on the Company or any other person or entity acting as an agent for the Company in connection with the Offering.

(l)  Broker and Finders.  Except as set forth on Schedule 3.2(l) attached hereto, no Purchaser has engaged any broker or finder or incurred any liability for any brokerage fees, commissions, finders’ fees or similar fees in connection with the transactions contemplated by the Transaction Documents.  No investment banking, financial advisory or similar fees have been incurred or are or will be payable by any Purchaser in connection with this Agreement or the transactions contemplated hereby.

(m)  Correctness of Representations and Information. Such Purchaser represents that the representations and warranties of this Section 3.2 and the information provided by such Purchaser on the signature page hereof are true and correct as of the date hereof and, unless such Purchaser otherwise notifies the Company in writing prior to the Closing Date, shall be true and correct as of the Closing Date.

ARTICLE 4
OTHER AGREEMENTS OF THE PARTIES

4.1  Transfer Restrictions.

(a)  The Securities may only be disposed of in compliance with state and federal securities laws. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.  The Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.

(b)  The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF (B) ABOVE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CHINA GREEN MATERIAL TECHNOLOGIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED HAS BEEN DELIVERED.  THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an Accredited Investor and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith, however, such legal opinion may be required in connection with a subsequent transfer.  No notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant Section 4.18 hereof, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(c)  Certificates evidencing Securities may not be required to contain such legend or any other legend (i) while a Registration Statement covering the resale of such Securities is effective under the Securities Act; provided, that, the Company’s counsel has delivered a legal opinion relating to the removal of legends upon a sale or transfer of such Securities, or (ii) following any sale of such Securities pursuant to Rule 144, or (iii) if such legend is not required under applicable requirements of the Securities Act.  The Company will cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Transfer Agent on the Effective Date and to deliver any required legal opinions with respect to the removal of legends upon the sale or transfer of Securities.  Following the Effective Date or at such earlier time as a legend is no longer required for certain Securities, the Company will no later than five Trading Days following the delivery by a Purchaser to the Company of a legended certificate representing such Securities, use its reasonable best efforts to deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for shares of Common Stock subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

(d)  Each Purchaser, severally and not jointly with the other Purchasers, agrees that such Purchaser will only sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing the Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2  Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, the shares of Common Stock underlying the IR Warrants, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3  Furnishing of Information. Until such time that no Purchaser owns any Securities, the Company covenants to maintain the registration of the Securities under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

4.4  Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities to the Purchasers in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.5  Securities Laws Disclosure; Publicity. The Company shall, before the applicable Trading Market opens on the first Trading Day immediately following the Closing Date, issue a Current Report on Form 8-K, disclosing the material terms of this Agreement and the transactions contemplated hereby and thereby and including the Transaction Documents as exhibits thereto as required by the Commission.

4.6  [Reserved.]

4.7  Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material nonpublic information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.8  Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds for: (a) the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) the redemption of any Common Stock or Common Stock Equivalents or (c) the settlement of any outstanding litigation.

4.9  Indemnification of the Purchasers. Subject to the provisions of this Section 4.9, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees, agents, successors and permitted assigns (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents to which it is a party or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes gross negligence or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  the employment thereof has been specifically authorized by the Company in writing.  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents to which it is a party or from such Purchaser Party’s fraud, gross negligence, willful misconduct or malfeasance.

4.10  Indemnification of the Company. Subject to the provisions of this Section 4.10, the Purchasers will indemnify and hold the Company and its directors, officers, shareholders, employees, agents, successors and permitted assigns (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Company Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Company Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents. If any action shall be brought against any Company Party in respect of which indemnity may be sought pursuant to this Agreement, such Company Party shall promptly notify the Purchasers in writing, and the Purchasers shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Company Party. Any Company Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Company Party except to the extent that the employment thereof has been specifically authorized by the Purchasers in writing.  The Purchasers will not be liable to any Company Party under this Agreement (y) for any settlement by a Company Party effected without the Purchasers’ prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Company Party’s breach of any of the representations, warranties, covenants or agreements made by such Company Party in this Agreement or in the other Transaction Documents to which it is a party or from such Company Party’s fraud, gross negligence, willful misconduct or malfeasance.

4.11  Reservation and Listing of Securities. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

4.12  Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and provide copies thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.13  Appointment of Chief Financial Officer; Replacement Auditor. ARC China shall, with the assistance of an executive search firm engaged and paid by the Company (ARC China must inform the Company of the fee and receive the approval from the Company before it retains any such executive search firm, which approval shall not be unreasonably withheld or delayed), perform the search for such Chief Financial Officer for the Company and make its recommendations to the Company.  Such Chief Financial Officer must be bilingual.  The Company, upon receiving recommendations from ARC China and/or the executive search firm, must review the applicant and determine, in its sole discretion, if it wishes to employ the applicant as the Chief Financial Officer.  If the Company decides not to employ such application, ARC China and the executive search firm shall continue to make additional recommendations. Upon the consummation of the transaction set forth herein, the Company agrees to change its auditor to Goldman Parks Kurland Mohidin, LLP (the “Replacement Auditor”) if the Replacement Auditor agrees, which shall occur in time for the preparation of the Company’s audited financial statements for the fiscal year ending December 31, 2009. The Company further agrees to consent to and adopt all amendments to and restatements of its prior financial statements and records that may be suggested by the Replacement Auditor.  The Purchasers are fully aware and acknowledge that there may be different work products results by different auditing teams on the Transaction.  No terms contained in this Agreement shall be changed as a result.

4.14  Senior Exchange Listing. The Company shall use best efforts to cause the Common Stock to be eligible for listing on the Nasdaq Capital Market or the NYSE Amex Equities.

4.15  Board Designee; Independent Board of Directors; Board Committees.  Upon the consummation of the transaction set forth herein, the Company shall cause one person designated by ARC China to be duly appointed or elected to the Company’s Board of Directors within 5 Business Days of ARC China’s designation. The Company shall add members to its Board of Directors as soon as is reasonably practicable but no later than 120 calendar days of the Closing Date, such that (i) a majority of the Board of Directors shall be “independent directors” within the meaning of the rules of the Nasdaq Stock Market and/or the NYSE Amex Equities, and (ii) the Board of Directors will have established an audit committee, compensation committee and nominating committee.

4.16  Investor Road Shows. So long as any Purchaser holds Securities, the Company shall conduct an aggregate of at least three investor road shows during each twelve month period following the Closing Date in each of the United States or Europe.

4.17  Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including short sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced (or should have been publicly announced) pursuant to Section 4.5. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed (or should have been publicly disclosed) by the Company pursuant to Section 4.5, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules.

4.18  Registration Rights.

(a)     “Mandatory Registration”

(i)  No later than 45 days following the final Closing Date of this Offering (the “Required Filing Date”), the Company shall file a Registration Statement on Form S-1 (or any similar or successor forms promulgated by the Commission) to register the Securities (the “Registrable Securities”) (the actual date of such filing, the “Filing Date”), and use its best efforts to cause the Registration Statement to be declared effective by the date (the “Required Effective Date”) of the earlier of the following: (x) 90 calendar days after the Required Filing Date (or 180 calendar days in the event the Registration Statement receives a “full review” or the Commission issues comments related to Rule 415) or (y) Four Trading Days after oral or written notice to the Company or its counsel from the Commission that it may be declared effective; provided that the amount of Registrable Securities shall be limited to not less than 100% of the maximum amount (“Rule 415 Amount”) of the Securities which may be included in a single registration statement without exceeding registration limitations imposed by the Commission pursuant to Rule 415 of the Securities Act;

(ii)  the Company will pay all expenses associated with the registration, including, without limitation, filing and printing fees, and the Company’s counsel and accounting fees and expenses, costs, if any, associated with clearing the Registrable Securities for sale under applicable state securities laws;

(iii)  the Company shall have the right to delay, including, without limitation, by delaying the filing or effectiveness of the Registration Statement, the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the reasonable opinion of the Company in the best interest of the Company and, as applicable, suspend sales of Registrable Securities under an effective registration statement or suspend trading of its securities on any exchange; and

(iv)  the Company will use commercially reasonable efforts to cause the Registration Statement to remain continuously effective for a period (the “Effectiveness Period”) that will terminate upon the earlier of (x) the date on which all the Registrable Securities covered by the Registration Statement have been sold or (y) the date on which all the Registrable Securities covered by the Registration Statement may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(b), as determined by reputable United States securities counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Purchasers, and will advise the Purchasers when the Effectiveness Period has expired with respect to the Purchasers.

(b)  Purchaser Information. Each Purchaser shall (A) furnish to the Company such information regarding itself, the Registrable Securities, other securities of the Company held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably requested by the Company to effect and maintain the effectiveness of the Registration Statement, (B) execute such documents in connection with the Registration Statement as the Company may reasonably request, and (C) immediately discontinue disposition of Registrable Securities pursuant to any registration statement upon notice from the Company of (x) the issuance of any stop order or other suspension of effectiveness of the Registration Statement by the Commission, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction by the applicable regulatory authorities or (y) the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (z) the failure of the prospectus included in the Registration Statement, as then in effect, to comply with the requirements of the Securities Act until the Purchaser’s receipt of a supplemented or amended prospectus or receipt of notice that no supplement or amendment is required.

(c)  Indemnification and Contribution.

(i)  In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Section 4.18, the Company will, to the extent permitted by law, indemnify and hold harmless each Purchaser, its officers, directors and other person, if any, who controls such Purchaser within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of Section 4.18(c)(iii) reimburse such Purchaser and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to such Purchaser or any such controlling person to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) such Purchaser failed to send or deliver a copy of the final prospectus delivered by the Company to such Purchaser with or prior to the delivery of written confirmation of the sale by such Purchaser to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any Purchaser or any controlling person in writing specifically for use in the Registration Statement or prospectus.

(ii)  In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to this Section 4.18, each Purchaser severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the Registration Statement, and each director of the Company, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such Purchaser will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Purchaser, as such, furnished in writing to the Company by such Purchaser specifically for use in the Registration Statement or prospectus, and provided, further, however, that the liability of such Purchaser hereunder shall be limited to the net proceeds actually received by such Purchaser from the sale of Registrable Securities covered by the Registration Statement.

(iii)  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 4.18(c)(iii) and shall only relieve it from any liability which it may have to such indemnified party under this Section 4.18(c)(iii), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 4.18(c)(iii) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(iv)  In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which either (i) a Purchaser, or any controlling person of a Purchaser, makes a claim for indemnification pursuant to this Section 4.18(c) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 4.18(c) provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of such Purchaser or such controlling person in circumstances for which indemnification is not provided under this Section 4.18(c); then, and in each such case, the Company and such Purchaser will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Purchaser is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) such Purchaser will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

ARTICLE 5
MISCELLANEOUS

5.1  Termination. This Agreement may be terminated: (i) upon the mutual agreement of the Company and the Required Holders; (ii) by the Required Holders, if the Company’s Closing conditions set forth in Section 2.4(b) have not been satisfied or waived on or before January 15, 2010; or (iii) by the Company, if the Purchasers’ Closing conditions set forth in Section 2.4(a) have not been satisfied or waived on or before January 15, 2010.

5.2       Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3  Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4  Incorporation of Exhibits and Schedules.  All schedules and exhibits hereto which are referred to herein are hereby made a part hereof and incorporated herein by such reference.  Each schedule to this Agreement shall be deemed to include and incorporate all disclosures made on the other schedules to this Agreement.  The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Schedules is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and no party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the schedules in any dispute or controversy between the parties as to whether any obligation, item, or matter not described herein or included in a Schedule is or is not material for purposes of this Agreement.  The Company may from time to time notify the Purchasers of any changes or additions to any of the Company’s Schedules to this Agreement as a result of unforeseen events or circumstances arising after the date of this Agreement, and the Purchasers may from time to time notify the Company of any changes or additions to any of the Purchaser’s Schedules to this Agreement as a result of unforeseen events or circumstances arising after the date of this Agreement, by the delivery of amendments or supplements thereto.

5.5  Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (eastern standard time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (eastern standard time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The Placement Agent shall be entitled to receive all notices related to the Transaction Documents and the Offering. The address for such notices and communications shall be as set forth on the signature pages attached hereto other than for the Placement Agent, which address is 440 S. LaSalle St., Suite 2201, Chicago, Illinois 60605, Attn:  Ben Thistlethwaite, Facsimile:  (312) 566-0750.

5.6  Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Required Holders or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.7  Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.8  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities or its rights to acquire the Securities, including, but not limited to the registration rights set forth in Section 4.18, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the Purchasers.

5.9  Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.9.

5.10  Governing Law; Venue; Waiver Of Jury Trail.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. THE COMPANY AND PURCHASERS HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF LAS VEGAS, NEVADA FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY PURCHASER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY PURCHASER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

5.11  Survival. Sections 3.1, 3.2, Article IV, Sections 5.8 through 5.11 and 5.13 through 5.18 shall survive the Closing and the delivery of the Securities for the applicable statute of limitations.

5.12  Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.13  Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.14  Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.15  Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

5.16  Remedies.

                    (a)  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.17  Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.18  Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents to which it is a party. For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through ARC China or Brownstein. Brownstein does not represent the Purchasers but only ARC China. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.19  Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20  Construction. Whenever required by the context of this Agreement, the singular shall include the plural and the plural shall include the singular. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents to which they are a party and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents to which they are a party or any amendments hereto.

5.21  WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

	CHINA GREEN MATERIAL TECHNOLOGIES, INC.	Address for Notice:

27F(Changqing Building)
172 Zhongshan Road Harbin City
By:	/s/ Su Zhonghao	P.R. China 150040
	Name: Su Zhonghao	Fax No. (86) 451-82812677
Title: Chief Executive Officer

With a copy to (which shall not constitute notice):

Troutman Sanders
Attn: Howard Jiang, Esq.
The Chrysler Building
405 Lexington Avenue
New York, New York 10174-0700
Fax No: (212) 704-5939

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASERS FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	_____________________________________________________________________________________________________________
(Exact name as it should appear in the records of the Company and any registration statement in which Purchaser is named “selling stockholder”)

Signature of Authorized Signatory of Purchaser:	/s/ signed
Name and Title of Authorized Signatory:	_________________________________________________________________________________________
Title of Authorized Signatory:	_________________________________________________________________________________________
Email Address of Authorized Signatory:	_________________________________________________________________________________________
Fax Number of Authorized Signatory:	_________________________________________________________________________________________

Address for Notice of Purchaser:

Purchase Price ($0.90 per share):	_________________________________________________________________________________________
Common Stock Shares:	_________________________________________________________________________________________

Social Security or Tax ID Number (or foreign equivalent):	_________________________________________________________________________________________
(Purchaser may alternatively provide a copy of a validly issued identification card or passport of the Authorized Signatory)

Please also complete the following:

Purchaser is a broker-dealer registered under Section 15 of the Exchange Act:
Yes ___ No ___
Purchaser is an affiliate of a broker-dealer: Yes ___ No ___
If the answer is yes, please explain the nature of any such relationship:

Please describe any material relationship with the Company or any of its officers within the past three years:

Please describe all other securities of the Company that Purchaser beneficially owns:

Please describe any arrangements made or known relating to the distribution of any shares of the Company’s common stock under any registration statement, including the amount of such arrangements:

If Purchaser is an entity, please list all natural persons with the power to vote or dispose of the Securities being purchased:

The Purchaser hereby represents and warrants that the Purchaser is an Accredited Investor as a result of satisfying the requirements of the paragraphs below to which the Subscriber has indicated.

(1)	____
any bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

(2)	____	any broker or dealer registered pursuant to Section 15 of the Exchange Act;

(3)	____	any insurance company as defined in Section 2(a)(13) of the Securities Act;

(4)	____	any investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of that Act;

(5)	____	any small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

(6)	____
any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

(7)	____
any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors;

(8)	____	any private business development company as defined in Section 202(a)(22) of the Investments Advisers Act of 1940;

(9)	____
any organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

(10)	____	a director or executive officer of the issuer of the securities being offered or sold;

(11)	____	a natural person that has a net worth (or joint net worth together with his or her spouse) in excess of $1,000,000;

(12)	____
a natural person that had annual gross income during the last two full calendar years in excess of $200,000 (or together with his or her spouse in excess of $300,000 in each of those years) and reasonably expects to have annual gross income in excess of $200,000 (or together with his or her spouse in excess of $300,000) during the current calendar year;

(13)	____
any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person, as defined in Rule 506(b)(2)(ii) of the Securities Act; or

(14)	____	any entity in which all the equity owners are within one or more of the foregoing categories.

  Terms used in this signature page have the meanings given them in the Agreement unless otherwise defined herein.

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]